EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, (a) in our capacity as directors of Essex Property Trust, Inc., a Maryland corporation (the “Company”) and (b) as directors of the Company in its capacity as the general partner of Essex Portfolio, L.P. (the “Operating Partnership”), do hereby constitute and appoint Michael J. Schall and Angela L. Kleiman, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for her or his and in her or his name, place and stead, in any and all capacities, to sign on my behalf in my capacity as a director of the Company (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”)  or other appropriate form for the registration of securities by the Company and the Operating Partnership to be offered from time to time pursuant to Rule 415 under the Securities Act, provided that such registration statement shall be filed prior to May 17, 2016 and (ii) any amendment as post-effective amendment to such registration statement.

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.  I hereby revoke any or all prior appoints of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SIGNATURE	DATE February 17, 2016
/s/ George M. Marcus
George M. Marcus /s/ David W. Brady	February 17, 2016
David W. Brady /s/ Keith R. Guericke	February 17, 2016
Keith R. Guericke /s/ Irving F. Lyons, III	February 17, 2016
Irving F. Lyons, III /s/ Gary P. Martin	February 17, 2016
Gary P. Martin /s/ Issie N. Rabinovitch	February 17, 2016
Issie N. Rabinovitch /s/ Thomas E. Robinson	February 17, 2016
Thomas E. Robinson /s/ Byron A. Scordelis	February 17, 2016
Byron A. Scordelis /s/ Janice L. Sears	February 17, 2016
Janice L. Sears /s/ Thomas P. Sullivan	February 17, 2016
Thomas P. Sullivan /s/ Claude J. Zinngrabe, Jr.	February 17, 2016
Claude J. Zinngrabe, Jr.